                                                                [EXECUTION COPY]

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT


     This AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 30, 1999 (the "Amendment"), amends in certain respects the Credit Agreement dated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Foamex Carpet Cushion, Inc. ("New GFI" or the "Borrower"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks, Citicorp USA, Inc. ("Citicorp") as collateral agent (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent (the "Funding Agent", and together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower (which has executed this Amendment) has requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement as set forth herein. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrower contained herein, subject to the terms set forth herein.

     NOW, THEREFORE, in consideration of the above recital of the Borrower, the Lenders party hereto and the Administrative Agents agree as follows:

     SECTION 1. Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

     SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     2.1. Amendment to Article I. Article I of the Credit Agreement is hereby amended by the following:

          2.1.1 New Definitions. The following definitions are hereby inserted in Section 1.01 of the Credit Agreement in their appropriate alphabetical place:

               "Beneficial Owner" means "beneficial owner" as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act; provided, however, that (i) a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement, or similar agreement until the consummation of the transactions contemplated by such agreement, and
          (ii) for purposes of determining beneficial ownership of Voting Stock of the Borrower, stockholders of Foamex International shall be deemed to beneficially own a percentage of Voting Stock of the Borrower equal to their percentage beneficial ownership of Voting Stock of Foamex International multiplied by Foamex International's beneficial ownership of Voting Stock of the Borrower.

               "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Foamex International who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

               "Managing General Partner" means FMXI.

               "Partnership Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P. dated as of December 14, 1993 among Trace Foam Company, Inc., a Delaware corporation, Foamex International and FMXI as amended by the First Amendment thereto dated as of June 28, 1994, by the Second Amendment thereto dated as of June 12, 1997, by the Third Amendment thereto dated as of December 23, 1997, and by the Fourth Amendment thereto dated as of February 27, 1998, as such agreement may be amended, supplemented or modified from time to time.

               "Related Party" means with respect to Marshall S. Cogan or TIHI, as the case may be, (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Person, or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (A) and this clause (B).

               "Voting Stock" of any Person as of any date means the Equity Interests of such Person that at the time entitled to vote in the election of the board of directors or other governing body of such Person.

          2.1.2. Amendment to the definition of Applicable Margin. The definition of Applicable Margin is hereby amended by deleting (i) in clause
     (a) thereof the reference to "2.00%" and inserting in lieu thereof, "2.25%" and (ii) in clause (b) thereof the reference to "3.00%" and inserting in lieu thereof "3.25%".

          2.1.3. Amendment to the definition of Change of Control. The definition of Change of Control is hereby amended and restated in its entirety as follows:

               "Change of Control" means any event pursuant to which (a) another Person is substituted for FMXI as the managing general partner of Foamex, whether by agreement with FMXI, as a result of bankruptcy of FMXI or otherwise, (b) another Person in addition to FMXI becomes a general partner of Foamex, (c) FMXI withdraws as managing general partner of Foamex pursuant to the Partnership Agreement or otherwise,
          (d) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act),
          (e) the adoption of a plan
          relating to the liquidation or dissolution of the Borrower, (f) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Marshall S. Cogan, TIHI and their Related Parties, becomes the Beneficial Owner of (A) more than 25% of the Voting Stock in Foamex International (measured by voting power rather than number of shares) and (B) a greater percentage of the Voting Stock than Marshall S. Cogan, TIHI and their Affiliates, (g) the first day on which a majority of the members of the Board of Directors of Foamex International or FCC, as the case may be, are not Continuing Directors, (h) there is a sale, transfer or other assignment or disposition of any of the Equity Interests in Foamex by FMXI or Foamex International, (i) Foamex International ceases to own and control 100% of the issued and outstanding Equity Interests in the Borrower, (j) Foamex International ceases to own and control 100% of the issued and outstanding Equity Interests in FMXI, or (k) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower, Foamex International or whose nomination for election by the shareholders of such Person, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower or Foamex International, as the case may be, then in office.

          2.1.4. Amendment to the definition of EBDAIT. The definition of EBDAIT is hereby amended and restated in its entirety as follows:

               "EBDAIT" means, for any period, (a) the sum of the amounts for such period of (i) Net Income plus (ii) depreciation, amortization expense and other non-cash charges plus (iii) Interest Expense plus
          (iv) Federal, state, foreign and local income taxes provided for by the Borrower minus (b)(i) extraordinary gains (or plus extraordinary losses) from asset sales calculated pursuant to GAAP for such period to the extent such gains or losses were included in the calculation of Net Income plus (ii) interest or investment income."

          2.1.5. Amendment to the definition of Net Worth. The definition of Net Worth is hereby amended and restated in its entirety as follows:

               "Net Worth" means, at any time, with respect to any Person (a) the sum of total assets of such Person minus (b) total liabilities of such Person (it being understood that Equity Interests in such Person shall not constitute liabilities except to the extent such Equity Interests are Indebtedness). Assets and liabilities shall be determined in accordance with GAAP, except that Investments in and moneys due from Affiliates of the Borrower shall be excluded from or added back, as applicable, to total assets of the Borrower (other than trade receivables due from Affiliates incurred in the ordinary course of business less than sixty (60) days past due). Net Worth shall be cumulatively adjusted by adding an amount each Fiscal Quarter (1) beginning with the Third Fiscal Quarter of the 1999 Fiscal Year through and including the Fourth Fiscal Quarter of the 2001 Fiscal Year by an amount equal to $117,000 and (2) beginning with the First Fiscal Quarter of the 2002 Fiscal Year through and including the First Fiscal Quarter of the 2004 Fiscal Year by an amount equal to $80,000.

          2.1.6. Amendment to the definition of Cash Interest Expense. The definition of Cash Interest Expense is hereby amended and restated in its entirety as follows:

               "Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Leases), of the Borrower, including, without limitation, (i) all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and (ii) net costs (and reduction for net benefits) under interest rate Hedging Obligations, but excluding, however, (a) amortization of discount, (b) interest paid in property other than cash or (c) any other interest expense not payable in cash, all as determined in conformity with GAAP. Cash Interest Expense shall be adjusted by subtracting the following amounts for each Fiscal Quarter: Third Fiscal Quarter 1999:
          $36,000, Fourth Fiscal Quarter 1999: $72,000, First Fiscal Quarter 2000: $108,000 and Second Fiscal Quarter 2000 and thereafter:
          $144,000.

          2.1.7. Amendment to the definition of Total Net Debt. The definition of Total Net Debt is hereby amended and restated in its entirety as follows:

               "Total Net Debt" means, on any date of determination, the difference of:

               (a) the aggregate amount of Funded Debt of the Borrower outstanding on such date minus
          -----

               (b) the aggregate amount of cash and Cash Equivalents of the Borrower which are available on such date to be applied (without any legal or Contractual Obligation restriction) against the Indebtedness described in clause (a) and $1,700,000.

     2.2 Amendment to Article V. Article V of the Credit Agreement is hereby amended by the following:

          2.2.1. Amendment to Section 5.02(d). Section 5.02(d) of the Credit Agreement is hereby amended by (a) deleting the reference to "Foamex International or TFLLC" and replacing it with "or Foamex International", and (b) changing the date from "December 29, 1996" to "December 31, 1998".

     2.3. Amendment to Article VI. Article VI of the Credit Agreement is hereby amended by the following:

          2.3.1. Amendment to Section 6.01(k). Section 6.01(k) of the Credit Agreement is hereby amended by (a) deleting the reference to "Trace Foam, TFLLC, the Borrower or GFI" and replacing it with "the Borrower", and (b) changing the date from "December 29, 1996" to "December 31, 1998".

     2.4. Amendment to Article X. Article X of the Credit Agreement is hereby amended by the following:

          2.4.1. Amendment to Section 10.01 Section 10.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "10.01 Minimum Net Worth. The Net Worth of the Borrower at all times during any period from the last day of the Fiscal Quarter in each Fiscal Year of the Borrower set forth below to the next to last day of the next succeeding Fiscal Quarter shall not be less than the minimum amount set forth opposite the first such Fiscal Quarter:

                 Fiscal Quarter                               Minimum Net Worth
                 --------------                               -----------------
                                                                (in millions)
         Second fiscal quarter of 1999                               (2.7)

         Third fiscal quarter of 1999                                (0.4)

         Fourth fiscal quarter of 1999                                0.3

         First fiscal quarter of 2000                                 1.5

         Second fiscal quarter of 2000                                3.2

         Third fiscal quarter of 2000                                 5.2

         Fourth fiscal quarter of 2000                                6.6

         First fiscal quarter of 2001                                 8.0

         Second fiscal quarter of 2001                               10.2

         Third fiscal quarter of 2001                                12.5

         Fourth fiscal quarter of 2001                               14.3

         First fiscal quarter of 2002                                15.8

         Second fiscal quarter of 2002                               17.2

         Third fiscal quarter of 2002                                18.6

         Fourth fiscal quarter of 2002                               19.9

         First fiscal quarter of 2003                                21.6

         Second fiscal quarter of 2003                               23.3

         Third fiscal quarter of 2003                                25.0

         Fourth fiscal quarter of 2003                               26.5

         First fiscal quarter of 2004                                28.4

         Second fiscal quarter of 2004                               30.3

         Third fiscal quarter of 2004                                32.2

         Fourth fiscal quarter of 2004 and                           34.0
         thereafter"

          2.4.2. Amendment to Section 10.02 Section 10.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "10.02. Minimum Interest Coverage Ratio. The Interest Coverage Ratio of the Borrower,

                    (a) for the two Fiscal Quarter period ended June 30, 1999 as determined as of the last day of such period, shall not be less than 1.45 to 1.00;

                    (b) for the three Fiscal Quarter period ended September 30,
               1999 as determined as of the last day of such period, shall not be less than 2.10 to 1.00; and

                    (c) as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four Fiscal Quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such Fiscal Quarter:


               Fiscal Quarter                                      Minimum Ratio
               --------------                                      -------------
               Fourth fiscal quarter of 1999                       2.15 to 1.00

               First fiscal quarter of 2000                        2.30 to 1.00

               Second fiscal quarter of 2000                       2.95 to 1.00

               Third fiscal quarter of 2000                        3.00 to 1.00

               Fourth fiscal quarter of 2000                       3.25 to 1.00

               First fiscal quarter of 2001                        3.50 to 1.00

               Second fiscal quarter of 2001                       3.50 to 1.00

               Third fiscal quarter of 2001                        3.50 to 1.00

               Fourth fiscal quarter of 2001                       4.00 to 1.00

               First fiscal quarter of 2002                        4.00 to 1.00

               Second fiscal quarter of 2002                       4.00 to 1.00

               Third fiscal quarter of 2002                        4.00 to 1.00

               Fourth fiscal quarter of 2002                       4.00 to 1.00

               First fiscal quarter of 2003                        4.00 to 1.00

               Second fiscal quarter of 2003                       4.00 to 1.00

               Third fiscal quarter of 2003                        4.00 to 1.00

               Fourth fiscal quarter of 2003                       4.00 to 1.00

               First fiscal quarter of 2004                        4.00 to 1.00

               Second fiscal quarter of 2004                       4.00 to 1.00

               Third fiscal quarter of 2004                        4.00 to 1.00

               Fourth fiscal quarter of 2004                       4.00 to 1.00
                 and thereafter"

          2.4.3 Amendment to Section 10.03 Section 10.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "10.03. Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Borrower,

                    (a) for the two Fiscal Quarter period ended June 30, 1999, as determined as of the last day of such period shall not be less than 0.45:1.00;

                    (b) for the three Fiscal Quarter period ended September 30,
               1999, as determined as of the last day of such period shall not be less than 0.65:1.00; and

                    (c) as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four Fiscal Quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such Fiscal Quarter:


               Fiscal Quarter                                      Minimum Ratio
               --------------                                      -------------
               Fourth fiscal quarter of 1999                       0.65 to 1.00

               First fiscal quarter of 2000                        0.65 to 1.00

               Second fiscal quarter of 2000                       0.80 to 1.00

               Third fiscal quarter of 2000                        0.80 to 1.00

               Fourth fiscal quarter of 2000                       0.85 to 1.00

               First fiscal quarter of 2001                        0.85 to 1.00

               Second fiscal quarter of 2001                       0.85 to 1.00

               Third fiscal quarter of 2001                        0.80 to 1.00

               Fourth fiscal quarter of 2001                       0.80 to 1.00

               First fiscal quarter of 2002                        0.80 to 1.00

               Second fiscal quarter of 2002                       0.80 to 1.00

               Third fiscal quarter of 2002                        0.80 to 1.00

               Fourth fiscal quarter of 2002                       0.85 to 1.00

               First fiscal quarter of 2003                        0.75 to 1.00

               Second fiscal quarter of 2003                       0.75 to 1.00

               Third fiscal quarter of 2003                        0.75 to 1.00

               Fourth fiscal quarter of 2003                       0.75 to 1.00

               First fiscal quarter of 2004                        0.75 to 1.00

               Second fiscal quarter of 2004                       0.75 to 1.00

               Third fiscal quarter of 2004                        0.75 to 1.00

               Fourth fiscal quarter of                            1.50 to 1.00
                 2004 and thereafter"

          2.4.4 Amendment to Section 10.04(a) Section 10.04(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "10.04(a) EBDAIT. EBDAIT of the Borrower, as determined as of the last day of each period set forth below, shall not be less than the minimum amount set forth opposite such period:

                                                                  Minimum EBDAIT
                                                                  --------------
                                                                  (in millions)

               Two Fiscal Quarter period ended June 30, 1999           $3.75

               Three Fiscal Quarter period ended September 30, 1999    $8.50"


          2.4.5 Amendment to Section 10.04(b) Section 10.04(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "10.04(b) Maximum Leverage Ratio. The Total Net Debt to EBDAIT Ratio of the Borrower, as determined as of the last day of each Fiscal Quarter of the Borrower set forth below for the four Fiscal Quarter period ending on such date, shall not exceed the maximum ratio set forth below:


               Fiscal Quarter                                      Maximum Ratio
               --------------                                      -------------
               Fourth fiscal quarter of 1999                       5.00 to 1.00

               First fiscal quarter of 2000                        4.45 to 1.00

               Second fiscal quarter of 2000                       3.40 to 1.00

               Third fiscal quarter of 2000                        3.25 to 1.00

               Fourth fiscal quarter of 2000                       2.95 to 1.00

               First fiscal quarter of 2001                        2.80 to 1.00

               Second fiscal quarter of 2001                       2.50 to 1.00

               Third fiscal quarter of 2001                        2.50 to 1.00

               Fourth fiscal quarter of 2001                       2.25 to 1.00

               First fiscal quarter of 2002                        2.25 to 1.00

               Second fiscal quarter of 2002                       2.25 to 1.00

               Third fiscal quarter of 2002                        2.25 to 1.00

               Fourth fiscal quarter of 2002                       2.25 to 1.00

               First fiscal quarter of 2003                        2.25 to 1.00

               Second fiscal quarter of 2003                       2.25 to 1.00

               Third fiscal quarter of 2003                        2.25 to 1.00

               Fourth fiscal quarter of 2003                       2.25 to 1.00

               First fiscal quarter of 2004                        2.25 to 1.00

               Second fiscal quarter of 2004                       2.25 to 1.00

               Third fiscal quarter of 2004                        2.25 to 1.00

               Fourth fiscal quarter of 2004 and                   2.25 to 1.00
                 thereafter"

          2.4.6 Amendment to Section 10.05. Section 10.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "10.05 Capital Expenditures. Capital Expenditures made or incurred by the Borrower shall not exceed $2,500,000 in the aggregate for any one Fiscal Year."

     2.5. Amendment to Article XI. Article XI of the Credit Agreement is hereby amended by the following:

               2.5.1. Amendment to Sections 11.01(f) and (g). Sections 11.01(f) and (g) of the Credit Agreement are hereby amended by deleting all references to "TFLLC".

     SECTION 3. Consent to Amendment to Foamex/GFI Note and New GFI Note. Pursuant to (i) Section 9.17 of the Credit Agreement, the Lenders hereby consent to the execution and delivery by the holders of that certain (x) Amendment to Promissory Note, dated as of June 30, 1999, amending in certain respects the Foamex/GFI Note and (y) Amendment No. 2 to Promissory Note, dated as of June 30, 1999, amending in certain respects the New GFI Note.

     SECTION 4. Waiver of Reporting Covenant. The Lenders hereby agree to waive the provision in clause (iii) of Section 7.01(c) of the Credit Agreement solely to the extent that it requires the opinion, referred to therein, on the financial statements for the fiscal year ended December 31, 1998, to be unqualified. Except as otherwise provided herein, nothing herein contained shall be deemed to evidence the waiver by the Lenders (as at any date or for any period of time) of any provision of the Credit Agreement or of any document or instrument executed in connection with the Credit Agreement, nor shall anything contained herein be deemed to prejudice the exercise by the Lenders of any or all of their rights and remedies under the Credit Agreement and other documents and instruments executed in connection with the Credit Agreement.

     SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the "Amendment Effective Date"), provided, that the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

          (i) Documents. The Administrative Agents shall have received on or before the Amedment Effective Date all of the following in form and substance satisfactory to the Requisite Lenders:

               (a) this Agreement duly executed and in form and substance satisfactory to the Requisite Lenders; and

               (b) such additional documentation as the Administrative Agents or any of the Requisite Lenders may reasonably request.

          (ii) Consents. The Borrower shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Borrower to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith.

          (iii) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

          (iv) No Change in Condition. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of the Borrower or any of its Subsidiaries and its subsidiaries shall have occurred since December 31, 1998, which change, in the judgment of the Lenders, will have or is reasonably likely to have a Material Adverse Effect.

          (v) No Default. After giving effect to this Amendment, no Event of Default or Potential Event of Default shall have occurred.

          (vi) Representations and Warranties. All of the representations and warranties contained in Section 6.01 of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date.

          (vii) Amendment Fee. Each of the Administrative Agents shall have received from the Borrower, an amendment fee in the amount of 1/4 of 1% of its outstanding Commitments under the Credit Agreement.

     SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action, and (ii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

     SECTION 7. Reference to and Effect on the Loan Documents.

     7.1 Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     7.2 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

     7.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

     7.4 As of the Amendment Effective Date of, and after giving effect to, this Amendment, the Borrower is in compliance in all material respects with all applicable terms, conditions and covenants of the Credit Agreement and other Loan Documents.

     SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICT OF LAWS PRINCIPLES).

     SECTION 10. Guarantor Consent. By its signature below, Foamex International consents to this Amendment in its individual capacity, and as a guarantor under the Foamex International Guaranty, and as a guarantor hereby affirms its obligations under such guaranty.

     SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

     SECTION 12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.


                                       FOAMEX CARPET CUSHION, INC.


                                       By  /s/ George L. Karpinski
                                          --------------------------------
                                          Name: George L. Karpinski

                                       FOAMEX INTERNATIONAL INC.,
                                       individually and as a guarantor


                                       By  /s/ George L. Karpinski
                                          --------------------------------
                                          Name: George L. Karpinski

                                       CITICORP USA, INC., as Administrative
                                       Agent, Collateral Agent, Intercreditor
                                       Agent and individually as a Lender


                                       By   /s/ Shapleigh Smith
                                          --------------------------------
                                          Name: Shapleigh Smith

                                       CITIBANK, N.A. as Issuing Bank


                                       By   /s/ Shapleigh Smith
                                          --------------------------------
                                          Name: Shapleigh Smith

                                      THE BANK OF NOVA SCOTIA, as Administrative
                                      Agent, Funding Agent, Issuing Bank,
                                      individually as a Lender, and as
                                      Intercreditor Agent


                                       By   /s/ Brian S. Allen
                                          --------------------------------
                                          Name:  Brian S. Allen
                                          Title: Senior Relationship Manager